Exhibit 99.1

PRESS RELEASE

Tilray Brands' First Quarter Fiscal Year 2023 Performance Affirms Global Cannabis Leadership

Reported Net Revenue at $153.2 Million; On a Constant Currency Basis, Net Revenue Remained Strong at $166.5 Million

Cannabis Gross Margin Increased to 51% from 43% in the Prior Year Quarter

Delivered $108 Million in Annualized Cash Savings to Date, Expects to Deliver $130 Million Across Corporate Optimization Plans

Second Highest Adjusted EBITDA in Company's History Marking the 14th Consecutive Quarter of Positive Adjusted EBITDA

Strong Balance Sheet with ~$500 Million in Cash

Company Reconfirms Guidance to Generate $70-$80 Million of Adjusted EBITDA and be Free-Cash Flow Positive in Its Operating Business Units this Fiscal Year

Tilray Brands Maintains #1 Cannabis Market Share in Canada and Germany

LEAMINGTON, Ontario and NEW YORK, October 7, 2022 – Tilray Brands, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, today reported financial results for the first fiscal quarter ended August 31, 2022. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Financial Highlights – First Quarter Fiscal 2023

●	Reported net revenue was $153.2 million. On a constant currency basis, net revenue remained strong at $166.5 million for the quarter.
●	Maintained #1 position in Canada with 8.5% cannabis market share, driven by Tilray’s comprehensive portfolio of adult-use brands.
●	International cannabis revenue was $10.4 million. On a constant currency basis, international cannabis revenue was $11.9 million.
●	Achieved $108 million in annualized cash cost-savings since the closing of the Tilray – Aphria transaction in May 2021, up from $85 million as of May 31, 2022.
●	Net loss of $66 million. Adjusted EBITDA of $13.5 million, marking the 14th consecutive quarter of positive adjusted EBITDA and second highest achieved in the Company's history.

Irwin D. Simon, Tilray’s Chairman and Chief Executive Officer, stated, “Tilray Brands’ top and bottom-line results during the first quarter reflect successful realignment of the business to maximize revenue and market share gains across core business segments and geographies. Most notably, we are now the leader in net cannabis revenue worldwide, highlighted by medical cannabis leadership globally and adult-use cannabis market share primacy in Canada. These achievements affirm that, amid market disruption and macroeconomic challenges, we have leveraged our scale, marketing acumen and CPG expertise to deliver strong -- and sustainable -- top line growth.”

He continued, “We have also optimized our performance through an ambitious and expanded cost savings across the platform. Through the end of the first quarter, we have realized $95 million of our revised and increased $100 million goal of annualized cost savings. In addition, we realized an additional $13 million of cost savings from our recently launched $30 million cost optimization plan for our existing cannabis business. In aggregate, we expect to remove $130 million of costs from the business. We also plan to realize an additional $40 million in revenue and interest payments from the strategic HEXO transaction. These initiatives, combined with our market share and revenue gains, should position Tilray Brands extraordinarily well for the future, allowing us to reconfirm our guidance of $70 - $80 million of adjusted EBITDA and be free cash flow positive.”

Leading Position in Global Cannabis Markets

#1 in Global Cannabis Revenue – Excluding the U.S., Tilray Brands now has the leading cannabis revenue in federally legal markets across the global cannabis industry – uniquely enviable positioning as legal cannabis continues to take hold globally.

#1 Market Position in Canada and Strategic Initiatives Underway to Accelerate Growth – Tilray Brands has implemented strategic price adjustments, expanded distribution through its coast-to-coast agreements with Rose Life Sciences and Great North Distributors, and accelerated product innovation.

PRESS RELEASE

Strategic Expansion Across Europe and Leading Market Share in Germany – Germany is poised to lead the European cannabis market and Tilray Medical already leads in medical cannabis within Germany with market share of approximately 20%1 with whole flower, extracts and Dronabinol products. Based on Tilray’s unparalleled production capability and investments in brands and people, the Company is positioned exceptionally well for adult-use cannabis legalization. Tilray’s sales arrangements through major distribution channels in Germany, the UK, and other key markets, coupled with strong relationships with local governments and patient trust, helps ensure the infrastructure and platform to drive accelerated growth across Europe.

A Leading U.S. CPG and Craft-Beverage Portfolio Provides Growth Platform – In the U.S., Tilray’s businesses include SweetWater Brewing Company, the 10th largest craft brewer in the nation and leading lifestyle brand, Breckenridge Distillery, and Manitoba Harvest, a pioneer in hemp, CBD and wellness products. The Company is focused on driving revenue gains across each of these businesses, which will ultimately create a strong channel for additional revenue in adult-use cannabis, pending federal legalization.

Strategic Growth Actions

●	On October 5, 2022 - Broken Coast Ranks #1 at the Budtender's Association Collector's Cup
●	On October 4, 2022 - Tilray Medical Relaunches Cannabis Oral Solution Across Ireland
●	On September 28, 2022 - SweetWater Brewing Company Unveils New Fall Craft-Beer Releases
●	On September 22, 2022 - Tilray Medical Receives Approval to Extend Market Authorization in Italy
●	On September 15, 2022 - RIFF Cannabis Brand Launches New ‘Drumsticks’ Product
●	On September 8, 2022 - Breckenridge Distillery Announces Nationwide Alignment and Renewed Distribution Agreement With Republic National Distributing Company
●	On September 1, 2022 - Good Supply Launches New High-Potency Product Drop and Unveils Exclusive Orange Frost Live Resin
●	On August 26, 2022 – Tilray Medical Launches New Products and ‘CannaPoints’ Program to Support Patients Across Canada
●	On August 23, 2022 – Tilray Medical Receives Verification From the Natural Health Science Foundation in Australia and New Zealand
●	On August 17, 2022 – Tilray Medical Bolsters Market Leading Position in Europe With Market Authorization in Poland
●	On August 4, 2022 – Breckenridge Distillery and Denver Broncos Release Limited-Edition Mile High Bourbon Blends
●	On August 3, 2022 – Tilray Wellness Announces U.S. Distribution Agreement with Southern Glazer’s Wine & Spirits for CBD Beverages
●	On July 19, 2022 – Tilray Medical Launches Cannabis Education Platform ‘WeCare-MedicalCannabis’ Across Europe
●	On July 14, 2022 – Tilray Brands’ Potently Canadian Cannabis Brand, CANACA Joins this Year’s Calgary Stampede and Releases ‘Wild West’ Product Lineup
●	On July 12, 2022 – Tilray Brands Announces Closing of Transaction with HEXO, Laying Groundwork for the Next Evolution of Canadian Cannabis
●	On July 6, 2022 – Good Supply Brand Expands its Cannabis Portfolio in Québec
●	On June 29, 2022 – Tilray Medical Expands Portfolio of Medical Cannabis Products in the UK
●	On June 22, 2022 – Tilray Medical Welcomes Government of Luxembourg Delegation Visit to European Campus in Portugal
●	On June 16, 2022 – Broken Coast Cannabis Launches Full Spectrum ‘woah’
●	On June 14, 2022 – Tilray Brands Announces Enhancements to Accretive Strategic Transaction with HEXO
●	On June 7, 2022 – Tilray Medical Launches Sleep-Oriented CBN Night Oil for Medical Cannabis Patients in Canada

Live Conference Call and Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. ET. Investors may join the live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will also be archived after the call concludes.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality and beloved brands that address the needs of the consumers, customers and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

PRESS RELEASE

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company and achieve $4B in revenue by the end of fiscal 2024; the Company’s ability to generate $70-$80 million of Adjusted EBITDA and expectation to be free-cash flow positive in its operating business units in FY 2023; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular markets, including in Canada, the U.S. and the EU; and the Company’s ability to successfully achieve the expected production efficiencies, synergies and cost savings relating to the HEXO transactions and agreed commercial arrangements; and the Company’s anticipated investments, including in organic and strategic growth, partnership efforts, product offerings and other initiatives.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted EBITDA and free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before income tax expense (recovery); interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; facility start-up and closure costs; lease expense; litigation costs; and transaction costs. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures deducted from each other which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

For further information:

Media: Berrin Noorata, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

PRESS RELEASE

Consolidated Statements of Financial Position

	August 31,	May 31,
(in thousands of US dollars)	2022	2022
Assets
Current assets
Cash and cash equivalents	$490,643	$415,909
Accounts receivable, net	98,347	95,279
Inventory	244,654	245,529
Prepaids and other current assets	77,237	46,786
Total current assets	910,881	803,503
Capital assets	553,606	587,499
Right-of-use assets	11,884	12,996
Intangible assets	1,210,578	1,277,875
Goodwill	2,617,696	2,641,305
Interest in equity investees	4,764	4,952
Long-term investments	8,879	10,050
Convertible notes receivable	269,440	111,200
Other assets	4,754	314
Total assets	$5,592,482	$5,449,694
Liabilities
Current liabilities
Bank indebtedness	$18,282	$18,123
Accounts payable and accrued liabilities	154,663	157,431
Contingent consideration	16,218	16,007
Warrant liability	12,707	14,255
Current portion of lease liabilities	7,290	6,703
Current portion of long-term debt	64,098	67,823
Total current liabilities	273,258	280,342
Long - term liabilities
Lease liabilities	9,580	11,329
Long-term debt	114,294	117,879
Convertible debentures	444,275	401,949
Deferred tax liability	187,714	196,638
Other liabilities	179	191
Total liabilities	1,029,300	1,008,328
Commitments and contingencies (refer to Note 18)
Stockholders' equity
Common stock ($0.0001 par value; 990,000,000 shares authorized; 600,954,939 and 532,674,887 shares issued and outstanding, respectively)	60	53
Additional paid-in capital	5,641,348	5,382,367
Accumulated other comprehensive loss	(79,732)	(20,764)
Accumulated Deficit	(1,036,333)	(962,851)
Total Tilray Brands, Inc. stockholders' equity	4,525,343	4,398,805
Non-controlling interests	37,839	42,561
Total stockholders' equity	4,563,182	4,441,366
Total liabilities and stockholders' equity	$5,592,482	$5,449,694

PRESS RELEASE

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

	For the three months
	ended August 31,		Change	% Change
(in thousands of U.S. dollars, except for per share data)	2022	2021	2022 vs. 2021
Net revenue	$153,211	$168,023	$(14,812)	(9)%
Cost of goods sold	104,597	117,068	(12,471)	(11)%
Gross profit	48,614	50,955	(2,341)	(5)%
Operating expenses:
General and administrative	40,508	49,487	(8,979)	(18)%
Selling	9,671	7,432	2,239	30%
Amortization	24,359	30,739	(6,380)	(21)%
Marketing and promotion	7,248	5,465	1,783	33%
Research and development	166	785	(619)	(79)%
Change in fair value of contingent consideration	211	837	(626)	(75)%
Litigation costs	445	1,194	(749)	(63)%
Transaction (income) costs	(12,816)	24,385	(37,201)	(153)%
Total operating expenses	69,792	120,324	(50,532)	(42)%
Operating loss	(21,178)	(69,369)	48,191	(69)%
Interest expense, net	(4,413)	(10,170)	5,757	(57)%
Non-operating (expense) income, net	(32,992)	49,697	(82,689)	(166)%
Income (loss) before income taxes	(58,583)	(29,842)	(28,741)	96%
Income taxes (recovery)	7,211	4,762	2,449	51%
Net income (loss)	$(65,794)	$(34,604)	$(31,190)	90%
Net loss per share - basic and diluted	$(0.13)	$(0.08)	$(0.05)	60%

Net Revenue by Operating Segment

	Three months ended		Three months ended
(In thousands of U.S. dollars)	August 31, 2022	% of Total Revenue	August 31, 2021	% of Total Revenue
Cannabis business	$58,570	38%	$70,449	42%
Distribution business	60,585	40%	67,186	40%
Beverage alcohol business	20,654	13%	15,461	9%
Wellness business	13,402	9%	14,927	9%
Total net revenue	$153,211	100%	$168,023	100%

Net Revenue by Operating Segment in Constant Currency

	Three months ended		Three months ended
	August 31, 2022		August 31, 2021
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Cannabis business	$61,579	38%	$70,449	42%
Distribution business	70,580	42%	67,186	40%
Beverage alcohol business	20,654	12%	15,461	9%
Wellness business	13,685	8%	14,927	9%
Total net revenue	$166,498	100%	$168,023	100%

PRESS RELEASE

Net Cannabis Revenue by Market Channel

	Three months ended		Three months ended
(In thousands of U.S. dollars)	August 31, 2022	% of Total Revenue	August 31, 2021	% of Total Revenue
Revenue from Canadian medical cannabis products	$6,520	11%	$8,374	12%
Revenue from Canadian adult-use cannabis products	58,355	99%	69,593	99%
Revenue from wholesale cannabis products	392	1%	1,700	2%
Revenue from international cannabis products	10,422	18%	10,266	15%
Less excise taxes	(17,119)	-29%	(19,484)	-28%
Total	$58,570	100%	$70,449	100%

Net Cannabis Revenue by Market Channel in Constant Currency

	Three months ended		Three months ended
	August 31, 2022		August 31, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis products	$6,831	11%	$8,374	12%
Revenue from Canadian adult-use cannabis products	60,421	98%	69,593	99%
Revenue from wholesale cannabis products	412	1%	1,700	2%
Revenue from international cannabis products	11,869	19%	10,266	15%
Less excise taxes	(17,954)	-29%	(19,484)	-28%
Total	$61,579	100%	$70,449	100%

Other Financial Information: Key Operating Metrics

	For the three months
	ended August 31,
(in thousands of U.S. dollars)	2022	2021
Net cannabis revenue	$58,570	$70,449
Net beverage alcohol revenue	20,654	15,461
Distribution revenue	60,585	67,186
Wellness revenue	13,402	14,927
Cannabis costs	28,861	40,190
Beverage alcohol costs	10,849	6,663
Distribution costs	54,984	59,290
Wellness costs	9,903	10,925
Adjusted gross profit (excluding PPA step-up) (1)	49,721	50,955
Cannabis gross margin	51%	43%
Beverage alcohol adjusted gross margin (excluding PPA step-up) (1)	47%	57%
Distribution gross margin	9%	12%
Wellness gross margin	26%	27%
Adjusted EBITDA (1)	$13,531	$12,697
Cash and cash equivalents	490,643	376,297
Working capital	637,623	317,789

PRESS RELEASE

Other Financial Information: Gross Margin and Adjusted Gross Margin

	For the three months ended August 31, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$58,570	$20,654	$60,585	$13,402	$153,211
Cost of goods sold	28,861	10,849	54,984	9,903	104,597
Gross profit	29,709	9,805	5,601	3,499	48,614
Gross margin	51%	47%	9%	26%	32%
Adjustments:
Purchase price accounting step-up	-	1,107	-	-	1,107
Adjusted gross profit	29,709	10,912	5,601	3,499	49,721
Adjusted gross margin	51%	53%	9%	26%	32%

	For the three months ended August 31, 2021
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$70,449	$15,461	$67,186	$14,927	$168,023
Cost of goods sold	40,190	6,663	59,290	10,925	117,068
Gross profit	30,259	8,798	7,896	4,002	50,955
Gross margin	43%	57%	12%	27%	30%
Adjustments:
Purchase price accounting step-up	-	-	-	-	-
Adjusted gross profit	30,259	8,798	7,896	4,002	50,955
Adjusted gross margin	43%	57%	12%	27%	30%

Other Financial Information: Adjusted Earnings before Interest, Taxes, and Amortization

	For the three months
(In thousands of U.S. dollars)	ended August 31,		Change	% Change
Adjusted EBITDA reconciliation:	2022	2021	2022 vs. 2021
Net loss	$(65,794)	$(34,604)	$(31,190)	90%
Income taxes	7,211	4,762	2,449	51%
Interest expense, net	4,413	10,170	(5,757)	(57)%
Non-operating income (expense), net	32,992	(49,697)	82,689	(166)%
Amortization	34,069	39,333	(5,264)	(13)%
Stock-based compensation	9,193	9,417	(224)	(2)%
Change in fair value of contingent consideration	211	837	(626)	NM
Purchase price accounting step-up	1,107	—	1,107	NM
Facility start-up and closure costs	1,800	6,200	(4,400)	(71)%
Lease expense	700	700	—	0%
Litigation costs	445	1,194	(749)	(63)%
Transaction (income) costs	(12,816)	24,385	(37,201)	(153)%
Adjusted EBITDA	$13,531	$12,697	$834	7%

PRESS RELEASE

Adjusted Net Loss

	For the three months
(In thousands of U.S. dollars)	ended August 31,
Adjusted net loss reconciliation:	2022	2021
Net loss	$(65,794)	$(34,604)
Non-operating income (expense), net	32,992	$(49,697)
Change in fair value of contingent consideration	211	837
Litigation costs	445	1,194
Transaction (income) costs	(12,816)	24,385
Adjusted net loss	$(44,962)	$(57,885)
Adjusted net loss per share - basic and diluted	$(0.08)	$(0.13)

Free Cash Flow

	For the three months
(In thousands of U.S. dollars)	ended August 31,
Free cash flow	2022	2021
Net cash provided by (used in) operating activities	$(46,269)	$(93,227)
Less: investments in capital and intangible assets, net	(1,537)	(8,620)
Free cash flow	$(47,806)	$(101,847)